SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant       / X /

Filed by a Party other than the Registrant      /  /

Check the appropriate box:

/ X /   Preliminary Proxy Statement

/   /   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))

/   /   Definitive Proxy Statement (as permitted by Rule 14a-6(e)(2))

/   /   Definitive Additional Materials

/   /   Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                            MAXWELL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            MAXWELL TECHNOLOGIES, INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)


Payment of Filing Fee (Check appropriate box):

/ X /    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2), or Item 22(a)(2) of Schedule 14A.

/   /    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i) (3).

/   /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:


/   /    Fee paid previously with preliminary materials.

/   /    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                         MAXWELL TECHNOLOGIES, INC.
                            8888 Balboa Avenue
                        San Diego, California 92123









To The Stockholders of
Maxwell Technologies, Inc.

          The Board of Directors of Maxwell Technologies, Inc. is seeking the approval of its shareholders by written consent in lieu of a meeting of a proposed amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares of Common Stock from 5,000,000 shares to 20,000,000 shares. No meeting of stockholders is being held in connection with this consent solicitation.

          Stockholders of record on October 4, 1996, are entitled to submit consents. The Consent Solicitation Statement on the following pages describes the matter being presented to the shareholders.

          The Board of Directors unanimously recommends that shareholders vote FOR the amendment authorizing the increase in the number of shares of Common Stock.

          Please sign, date and return your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent within sixty (60) days of the delivery of the first dated consent delivered to the Company, your stock will be voted in favor of the proposed amendment. Any other action by you will have the practical effect of voting against the proposed amendment.

                                           By Order of the Board of Directors,



                                           Donald M. Roberts
                                           Secretary


Dated:   October __, 1996

                          MAXWELL TECHNOLOGIES, INC.
                             8888 Balboa Avenue
                         San Diego, California 92123



                       CONSENT SOLICITATION STATEMENT




                       INFORMATION REGARDING CONSENTS

          This consent solicitation statement and the accompanying form of consent are furnished in connection with the solicitation of shareholder consents by the Board of Directors of MAXWELL TECHNOLOGIES, INC. (the "Company"), in lieu of a meeting of shareholders, in connection with a proposed amendment to the Certificate of Incorporation of the Company (the "Consent Solicitation"). Only shareholders of record on the books of the Company at the close of business on October 4, 1996 (the "Record Date") will be entitled to submit a consent. It is anticipated that these consent solicitation materials will be mailed to shareholders on or about October __, 1996.

          The Company is incorporated in Delaware and is therefore subject to the Delaware General Corporation Law (the "DGCL"). Section 228 of the DGCL permits the shareholders of the Company to take action without a meeting if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The DGCL also provides that the minimum necessary votes must be received by the Company within 60 days of the date of the Company's receipt of the first such written consent. Accordingly, if, within 60 days following the Company's receipt of the first written consent approving the proposed amendment, the Company receives executed consents approving the proposed amendment from the holders of a majority of the issued and outstanding shares of Common Stock, and those consents have not been revoked, the shareholders will be deemed to have approved the proposed amendment.

          All written consents received by the Company, regardless of when dated, will expire unless valid, written, unrevoked consents constituting the necessary vote for approval of the proposed amendment are received by the Company within 60 days of the date of the Company's receipt of the first such consent.

          As required by the DGCL, if the proposed amendment is approved by the shareholders, the Company will promptly notify those shareholders from whom consents have not been received.

          A consent executed by a shareholder may be revoked at any time provided that a written, dated revocation is executed and delivered to the Company prior to the time at which the Company has received written consents sufficient to approve the proposed amendment. The Company intends to amend its Certificate of Incorporation as soon as practicable following the receipt of the necessary consents. A revocation may be in any written form validly signed by the shareholder as long as it clearly states that the consent previously given is no longer effective. The revocation should be addressed to Donald M. Roberts, Secretary, Maxwell Technologies, Inc., 8888 Balboa Avenue, San Diego, California 92121.

          Only holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), at the close of business on October 4, 1996, will be entitled to submit a consent on the accompanying form. On that date, the Company had outstanding ___________ shares of Common Stock. Each share of Common Stock is entitled to one vote in the Consent Solicitation.

          With respect to the proposed amendment, any action other than the delivery of a properly executed consent within such sixty-day period, including broker nonvotes, will have the practical effect of voting against the amendment.

          The Company will bear the entire cost of solicitation of consents, including preparation, assembly, printing and mailing of this Consent Solicitation Statement, the consent form and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of consents by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. The Company may also retain an outside firm to assist in the solicitation of consents. No additional compensation will be paid to directors, officers or other regular employees for such services.



                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT


Beneficial Ownership of Principal Shareholders

          The following table sets forth, as of August 31, 1996, certain information concerning the beneficial ownership of the Company's equity securities of each person known by the Company to own beneficially five percent or more of the Company's Common Stock, the Company's only outstanding class of securities presently entitled to vote. A person is deemed to be the beneficial owner of securities, whether or not he has any economic interest therein, if he directly or indirectly has (or shares with others) voting or investment power with respect to the securities or has the right to acquire such beneficial ownership within sixty days.

                                         Number of Shares
           Name of                        of Common Stock           Percent
     Beneficial Owner                  Beneficially Owned (1)      of Class
-----------------------------          ------------------------    --------

The TCW Group, Inc                             232,588                 8.1%
865 South Figueroa Street
Los Angeles, California 90017

Dimensional Fund Advisors, Inc. (2)            179,306                 6.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

______________

(1)	Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in the table or included in filings with the Securities and Exchange Commission.

(2)	Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 179,306 shares of the Company's Common Stock as of June 30, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware Business Trust, or the DFA Group Trust and the DFA Participating
Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager.
Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole dispositive power over all of such 179,306 shares and sole voting power over 128,969 of such shares. Persons who are officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and the DFA Investment Trust Company (The "Trust"), each an open-end management investment company registered under the Investment
Company Act of 1940. In their capacity as officer of the Fund and the Trust, these persons vote 29,446 additional shares which are owned by the Fund and 20,891 shares which are owned by the Trust (both included in Sole Dispositive Power above).


Beneficial Ownership of Directors and Executive Officers

          The following table sets forth, as of August 31, 1996, certain information concerning the beneficial ownership of the equity securities of the Company of (i) each director of the Company, (ii) each person serving as Chief Executive Officer during fiscal year ended July 31, 1996 ("fiscal 1996"), the other four most highly compensated executive officers of the Company who earned in excess of $100,000 during fiscal 1996 and two former executive officers who would have been among such four executive officers except that they ceased serving as such prior to the end of fiscal 1996, and (iii) all directors and executive officers of the Company as a group.

          The percentages set forth in the following table as to each person's ownership of the Company's Common Stock are based on the 2,876,858 shares outstanding on August 31, 1996, plus any shares which may be acquired upon exercise of stock options held by such person which are exercisable on or within sixty days after August 31, 1996. Accordingly, the percentages are based upon different denominators.



                                     Number of Shares
      Name and Address of            of Common Stock              Percent
      Beneficial Owner            Beneficially Owned(1)           of Class

Lewis J. Colby, Jr.                         15,915 (2)                   *
Adolphe G. Gueymard                         18,667 (2)(3)                *
Thomas B. Hayward                            9,824 (2)                   *
Henry F. Owsley                             36,461 (2)                1.3%
Karl M. Samuelian                           11,579 (2)                   *
Donn A. Starry                               8,667 (2)                   *
John W. Weil                                15,612 (2)                   *
Kenneth F. Potashner                        98,980                    3.4%
Alan C. Kolb                                99,052 (2)                3.4%
Kedar D. Pyatt, Jr.                         35,788 (2)                1.2%
Sean M. Maloy                               38,644 (2)                1.3%
Richard Eppel                               13,735 (2)                   *
Richard Smith                               12,500 (2)                   *
Eduardo Waisman                             14,700 (2)                   *
Donald M. Roberts                            4,220 (2)                   *
All Directors and Executive
Officers as a group
   (18 persons)                            443,148 (2)               14.5%

_______________________
* Less than 1% ownership.

(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in the table. Except as indicated in the notes to the table, each shareholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by such shareholder. The table may not reflect limitations on voting power and investment power arising under community property and similar laws.

(2) Includes the following numbers of shares acquirable under options which were exercisable on or within sixty days after August 31, 1996: Alan C. Kolb, 42,000; Kedar D. Pyatt, Jr., 4,680; Sean M. Maloy, 37,350; Donald M. Roberts, 3,000; Richard E. Eppel, 10,860; Richard Smith, 7,500; Eduardo Waisman, 14,700; Messrs. Gueymard, Samuelian, Hayward and Drs. Weil and Colby, 8,667 each; Henry Owsley, 6,461; Donn Starry, 5,514; and all directors and executive officers as a group, 177,500.

(3) Does not include 1,157 shares held of record by Mr. Gueymard's wife. Mr. Gueymard disclaims beneficial ownership of such shares.



                       PROPOSAL TO INCREASE AUTHORIZED
                                COMMON STOCK

          The Board of Directors has determined that it is advisable to increase the Company's authorized Common Stock from 5,000,000 shares to 20,000,000 shares, and has voted to recommend that the shareholders adopt an amendment to the Company's Certificate of Incorporation effecting the proposed increase.

          As of August 31, 1996, 2,876,858 shares of Common Stock were issued and outstanding, 559,408 shares were reserved for options under the Company's employee stock option plans and an additional 318,379 shares were reserved for issuance under the Company's director stock option plan and the director and employee stock purchase plans. Accordingly, a total of only 1,245,355 shares of Common Stock were available for future issuance.

          The Board of Directors believes that it is in the best interest of the Corporation to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors' discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Corporation's Certificate of Incorporation and the delay and expense incurred in soliciting consents or holding special meetings of the Stockholders to approve such amendments. The Company has recently reorganized itself and is aggressively pursuing commercial opportunities in several of its business areas, and the availability of authorized but unissued shares is an important element in the Company's ability to pursue those opportunities.

          The Board of Directors has no present understandings or agreements, nor has it taken any formal action, to issue currently authorized shares or the additional shares to be authorized, except pursuant to the Company's existing stock option and incentive stock based plans. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

          No further authorization by vote of the Shareholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the NASDAQ stock market or any stock exchange on which the Corporation's shares may then be listed. Shares of Common Stock could be issued in one or more transactions. The issuance of additional shares of Common Stock could have the effect of diluting existing shareholder earnings per share, book value per share and voting power. The Shareholders of the Corporation do not have any preemptive or other rights to purchase or subscribe for any part of any new or additional issuance of the Corporation's securities.


                            DISSENTERS' RIGHTS

          Pursuant to the DGCL, the Company's Shareholders are not entitled to dissenters' rights of appraisal with respect to the amendment to increase the Company's authorized Common Stock.


                          SHAREHOLDER PROPOSALS

          Shareholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 1997 Annual Meeting of Shareholders of the Company, provided such proposals are received by the Company no later than July 5, 1997 and are otherwise in compliance with applicable laws and regulations.



Dated:  October __, 1996

                         MAXWELL TECHNOLOGIES, INC.
                               CONSENT FORM

           Consent Solicited on Behalf of the Board of Directors



          The undersigned, a shareholder of record of MAXWELL TECHNOLOGIES, INC. (the "Company") as of the close of business on October 4, 1996, hereby takes the following action with respect to all stock of the Company held by the undersigned in connection with the solicitation by the Company's Board of Directors of written consents to the amendment of the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock to 20 million, as described in the Company's Consent Solicitation Statement, dated October __, 1996.



                     The Board of Directors recommends that
                 Shareholders CONSENT to the proposed amendment

                     (Place an "X" in the appropriate box)



               /   /                 /   /                   /   /

              CONSENT           CONSENT WITHHELD            ABSTAIN

If no box is marked with respect to the action described above, the undersigned will be deemed to have consented to the proposed amendment.


           Dated:  ___________________________, 1996




                                           _________________________________
                                                Signature(s)


Please sign as registered, date and return this form promptly in the enclosed envelope. In order to be effective, this consent must be delivered to the Company within sixty (60) days of the delivery to the Company of the first dated consent from shareholders. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.